As filed with the Securities and Exchange Commission on June 10,
2002

                                       Registration No. 33-36509

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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                       ____________________

                 POST-EFFECTIVE AMENDMENT NO 1 TO
                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                       ____________________

             Franklin Financial Services Corporation
      (Exact name of Registrant as specified in its charter)

              Pennsylvania                  25-1440803
    (State or other jurisdiction of      (I.R.S. Employer
     incorporation or organization)   Identification Number)

                Long-Term Incentive Plan of 1990
                       (Full title of Plan)

             Franklin Financial Services Corporation
                       20 South Main Street
              Chambersburg, Pennsylvania 17201-0819
                          (717) 264-6116
                (Address, including zip code, and
              telephone number, including area code,
           of Registrant's principal executive offices)

                         Elaine G. Meyers
                     Chief Financial Officer
             Franklin Financial Services Corporation
                       20 South Main Street
              Chambersburg, Pennsylvania 17201-0819
                          (717) 264-6116
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)



                            Copies to:

                     Clinton W. Kemp, Esquire
                       Stevens & Lee, P.C.
                          P.O. Box 1594
                      25 North Queen Street
                            Suite 602
                 Lancaster, Pennsylvania  17608-1594
                          (717) 399-6623
                      ____________________

          The Registrant hereby deregisters those shares of its common stock, $1.00 par value, registered pursuant to Registration Statement No. 33-36509 that remained unsold as of the close of business on June 1, 2002, as follows:

                                            Number of Shares
Title of Each Class        Number of   Remaining Unsold at Close
   of Securities            Shares       of Business on 6/1/02
     Registered           Registered    and Hereby Deregistered

Common Stock, $1.00 par     264,825              81,459
value

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                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment
No. 1 to Registration Statement No. 33-36509 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on June 6, 2002.

                              FRANKLIN FINANCIAL SERVICES
                              CORPORATION

                              By:/s/William E. Snell, Jr.
                                 William E. Snell, Jr.,
                                 President and
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement
No. 33-36509 has been signed by the following persons in the capacities and on the dates indicated.

   Signature               Title

/s/Robert G. Zullinger     Chairman of the Board   June 6, 2002
Robert G. Zullinger        and Director

/s/William E. Snell, Jr.   President, Chief        June 6, 2002
William E. Snell, Jr.      Executive Officer and
                           Director

/s/Charles S. Bender, II   Director                June 6, 2002
Charles S. Bender, II

/s/G. Warren Elliott       Director                June 6, 2002
G. Warren Elliott

/s/Donald A. Fry           Director                June 6, 2002
Donald A. Fry

/s/Dennis W. Good          Director                June 6, 2002
Dennis W. Good

/s/Allan E. Jennings, Jr.  Director                June 6, 2002
Allan E. Jennings, Jr.

/s/H. Huber McCleary       Director                June 6, 2002
H. Huber McCleary

/s/Jeryl C. Miller         Director                June 6, 2002
Jeryl C. Miller

/s/Stephen E. Patterson    Director                June 6, 2002
Stephen E. Patterson

/s/Charles H. Sioberg      Director                June 6, 2002
Charles H. Sioberg

/s/Kurt E. Suter           Director                June 6, 2002
Kurt E. Suter

/s/Martha B. Walker        Director                June 6, 2002
Martha B. Walker

/s/Elaine G. Meyers        Treasurer and Chief     June 6, 2002
Elaine G. Meyers           Financial Officer